UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXSD	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed in the Current Report on Form 8-K of Advaxis, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 10, 2022, the Company was notified by the OTC Markets Group Inc., that its common stock, par value $0.001 per share, ticker: “ADXSD”, closed below $0.10 for more than 30 consecutive calendar days and that it thus no longer met the Standards for Continued Qualification for the OTCQX U.S. tier as per the OTCQX Rules for U.S. Companies section 3.2.b.1. If the Company’s bid price had not stayed at or above the $0.10 minimum for ten consecutive trading days by November 7, 2022, then its common stock would be moved from OTCQX to the OTC Pink market at that time.

On June 6, 2022, the Company effected a one-for-80 reverse stock split (the “Reverse Stock Split”) of its common stock. As a result of the Reverse Stock Split, the Company’s minimum bid price has stayed at or above $0.10 for ten consecutive trading days as required to regain compliance with the Standards for Continued Qualification for the OTCQX U.S. tier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 2022	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and Chief Executive Officer